Exhibit 99.1

Postal Realty Trust, Inc. Provides Fourth Quarter and Full Year 2021 Update
- Completed over $118 Million in Acquisitions in 2021 -
CEDARHURST, NEW YORK, January 11, 2022 (BUSINESSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,350 postal properties leased primarily to the United States Postal Service (the “USPS”), ranging from last mile post offices to larger industrial facilities, provided an update on its portfolio and on its collections and acquisitions for the fourth quarter of 2021.
For the full year 2021, the Company acquired 239 properties for approximately $118 million, excluding closing costs. These properties comprise approximately 1.8 million net leasable interior square feet and have a weighted average rental rate of $5.56 per leasable square foot based on rents in place as of December 31, 2021. The weighted average cap rate for these acquisitions was between 7% and 7.5%, within the Company’s targeted range.
Andrew Spodek, Chief Executive Officer, stated, “2021 was a strong year for the Company, and we are proud that we exceeded our acquisition target for the year, completing over $100 million of accretive acquisitions within our targeted cap rate range. We continue to execute on our USPS property consolidation strategy, and head into 2022 with a robust pipeline of opportunities, although we anticipate that industry-wide cap rate compression is likely to continue. The Company has a solid foundation to build on its past growth in 2022 as we continue to expand our reach across the USPS network and create value for our shareholders.”
Fourth Quarter 2021 Update
For the fourth quarter of 2021, the Company collected 100% of its rents and acquired 55 properties for approximately $42.8 million, excluding closing costs, comprising approximately 731,000 net leasable interior square feet.
At year-end 2021, the Company’s owned portfolio was 99.6% occupied, comprised of 966 properties across 49 states with approximately 4.5 million net leasable interior square feet and a weighted average rental rate for the occupied portfolio of $8.09 per leasable square foot based on rents in place as of December 31, 2021. At year-end 2021, the Company had $13 million outstanding under its $150 million senior unsecured revolving credit facility.
About Postal Realty Trust, Inc.
Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,350 postal properties leased primarily to the USPS.
Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth, acquisition activity and cap rate, are based on the Company’s current expectations and assumptions regarding capital market conditions, its acquisition pipeline, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS and the Company’s other tenants, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s most recent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: (516) 232-8900
Source: Postal Realty Trust, Inc.

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